INVESTMENT ADVISORY AGREEMENT
                          -----------------------------


                    THIS AGREEMENT is made this 9th day of April, 1986 by and between LEPERCQ-ISTEL TRUST, a Massachusetts Business Trust (the "Trust") and LEPERCQ, DE NEUFLIZE & CO. INCORPORATED, a New York corporation (the "Adviser"), with respect to the following recital of fact:

                                  R E C I T A L

                    WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                    WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of acting as an investment adviser; and

                    WHEREAS, the Trust offers its shares in one series; and

                    WHEREAS, the Trust and the Adviser desire to enter into an agreement to provide for the management of the assets of Lepercq-Istel Fund (the "Fund") on the terms and conditions hereinafter set forth.

                    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                    1. Investment Management. The Adviser shall act as investment adviser for the Fund and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Trust's Trustees. The Adviser shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as investment adviser.

                    2. Duties of Investment Adviser. In carrying out its obligation under paragraph 1 hereof, the Adviser shall:


                       (a) obtain and evaluate pertinent information about
                    significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the portfolio of the Fund, and whether concerning the individual companies whose securities are included in the Fund's portfolio or the activities in which they engage, or with respect to securities which the Adviser considers desirable for inclusion in the Fund's portfolio;


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                       (b) determine what industries and companies shall be
                    represented in the Fund's portfolio and regularly report upon them to the Trust's Trustees;

                       (c) formulate and implement continuing programs for the
                    purchases and sales of the securities of such companies and regularly report thereon to the Trust's Trustees; and

                       (d) take, on behalf of the Fund, all actions which appear
                    to the Fund necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

                    3. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection, and negotiation of its brokerage commission rates. The Adviser may select Lepercq, de Neuflize Securities Inc. as the broker-dealer to effect security transactions which are effected on The New York Stock Exchange, Inc. or the American Stock Exchange or which are listed on NASDAQ. The Adviser's primary consideration in effecting a security transaction will be execution at a price that is reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions including similar securities being purchased or sold on a securities exchange during a comparable period of time.

                    In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser for the Fund's use an amount of commission for affecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Adviser for the Fund's use. Such allocation shall be in such


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amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefore.

                    4. Control by Trustees. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Fund thereto, shall at all times be subject to any directives of the Trustees of the Trust.

                    5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

                       (a) all applicable provisions of the 1940 Act and any
                    rules and regulations adopted thereunder;

                       (b) the provisions of the Registration Statements of the
                    Trust under the Securities Act of 1933 and the 1940 Act;

                       (c) the provisions of the Declaration of Trust of the
                    Trust, as amended; and

                       (d) the provisions of the By-Laws of the Trust, as
                    amended; and

                       (e) any other applicable provisions of state and Federal
                    law.

                    6. Expenses. The expenses connected with the Fund shall be allocable between the Fund and the Adviser as follows:

                       (a) The Adviser shall furnish, at its expense and without
                    cost to the Fund, the services of a President, Secretary and one or more Vice Presidents of the Trust, to the extent that such additional officers may be required by the Trust for the proper conduct of its affairs.

                       (b) The Adviser shall further maintain, at its expense
                    and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (d) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

                       (c) Nothing in subparagraph (a) hereof shall be construed
                    to require the Adviser to bear:

                          (i) any of the costs (including applicable office
                       space, facilities and equipment) of the services of a principal financial officer of the Trust whose normal duties consist of maintaining the




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                       financial accounts and books and records of the Fund;
                       including the reviewing of calculations of daily net asset value and preparing tax returns; or

                          (ii) any of the costs (including applicable office
                       space, facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

                       Notwithstanding the obligation of the Fund to bear the expense of the functions referred to in clauses (i) and
                       (ii) of this subparagraph (c), the Adviser may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions and the Fund shall reimburse the Adviser therefore upon proper accounting.

                          (d) All of the ordinary business expenses incurred in
                       the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this paragraph 6. These expenses include but are not limited to brokerage commissions, legal, auditing, taxes or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustee and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

                    7. Delegation of Responsibilities. Upon the request of the Trustees, the Adviser may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Adviser's cost in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by the Adviser of any Fund expense that the Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Fund nor obligate the Adviser to pay or assume any similar Fund expense on any subsequent occasions.

                    8. Compensation. The Fund shall pay the Adviser in full compensation for services rendered hereunder an annual investment advisory fee, payable quarterly, of 3/4 of 1% of the average daily net assets of the Fund. The average daily net assets of the Fund shall be determined in the manner set forth in the Declaration of Trust and prospectus of the Trust.



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                    9. Expense Limitation. If, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, would exceed the expense limitations applicable to the Fund imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale, the aggregate of all such investment advisory fees shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Adviser shall be deducted from the quarterly investment advisory fee otherwise payable to the Adviser during such fiscal year; and if such amount should exceed such quarterly fee, the Adviser agrees to pay to the Fund such excess expenses no later than the last day of the first month of the next succeeding fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

                    10. Non-Exclusivity. The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Adviser may serve as officers or trustees of the Trust, and that officers and trustees of the Trust may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

                    11. Term and Approval. This Agreement shall become effective at the close of business on the date set forth above (the "Effective Date") and shall, unless terminated as hereinafter provided, continue in force and effect for two years from the Effective Date and from year to year thereafter, provided that such continuance is specifically approved at least annually:

                       (a) (i) by the Trustees or (ii) by the vote of a majority
                    of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

                       (b) by the affirmative vote of a majority of the Trustees
                    who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trustees), by votes cast in person at a meeting specifically called for such purpose.

                    12. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Trustees or by vote of a majority of the Fund's outstanding voting securities, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party.




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This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

                    13. Liability of Adviser and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, directors or employees, it shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may, from time to time, be sustained in the purchase, holding or sale of any security.

                    14. Liability Fund Shareholders and Trustees. The Declaration of Trust establishing the Trust, dated March 7, 1986, a copy of which, together with the amendments thereto ("Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Lepercq-Istel Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund but the Fund's property only shall be liable.

                    15. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Adviser shall be 1675 Broadway, New York, New York 10019.

                    16. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is released by rules, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation and order.




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                     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.



                                          LEPERCQ-ISTEL TRUST

ATTEST:
                                          By:____________________________
                                              Andrew Hanson, Co-President


-------------------------
Sheila McKinney, Secretary                By:____________________________
                                              Tsering Ngudu, Co-President

                                          LEPERCQ, de NEUFLIZE & CO.
                                           INCORPORATED

ATTEST:
                                          By:____________________________
                                               Bruno Desforges,
                                               Managing Director


---------------------------
Sheila McKinney, Secretary




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